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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 12, 1998




                           NETWORKS ASSOCIATES, INC.
                       (FORMERLY MCAFEE ASSOCIATES, INC.)
             (Exact name of registrant as specified in its charter)





      Delaware                     000-20558                     77-0316593
--------------------          --------------------         --------------------
(State or other             (Commission File Number)         (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation)


                               2805 Bowers Avenue
                         Santa Clara, California 95051
                    (Address of principal executive offices)

                                 (408) 988-3832
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS

     On February 10, 1998, Networks Associates, Inc. issued a press release with respect to its proposed private offering to qualified institutional buyers of zero coupon convertible subordinated debentures to raise approximately $300 million (excluding the proceeds of an over-allotment option, if any). Sale of the debentures is subject to market and other conditions, and there can be no assurance that debentures will be sold or that the net proceeds of any sale will not be lower than anticipated.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Exhibits:

              99.1  Press Release dated February 10, 1998.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        NETWORKS ASSOCIATES, INC.

                                        By: /s/ Prabhat K. Goyal
                                        -----------------------------
Dated: February 12, 1998                    Prabhat K. Goyal
                                            Chief Financial Officer
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                               INDEX TO EXHIBITS


Exhibit No.     Description
-----------     -----------

99.1            Press Release dated February 10, 1998.